UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2004

ASHWORTH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18553	84-1052000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2765 Loker Avenue West
Carlsbad, California		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 438-6610

N/A

(Former Name or Former Address, if Changed Since Last Report)

     ITEM 5. Other Events.

     On July 7, 2004, Ashworth, Inc. issued a press release announcing its acquisition of Gekko Brands, LLC, a leading designer, producer and distributor of headwear and apparel under The Game® and Kudzu® brands. The purchase price for the acquisition was $24 million consisting of $23 million in cash and a $1 million promissory note. Up to an additional $6.5 million will be paid to the remaining partners of The Game/Kudzu management if the subsidiary achieves specific EBIT and other operating targets over approximately the next four years or through Ashworth’s fiscal year 2008. A copy of the press release is attached hereto as Exhibit 99.1.

     Item 7. Financial Statements and Exhibits

(c)	Exhibit

99.1	Copy of press release issued by Ashworth, Inc. on July 7, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHWORTH, INC.

Date: July 7, 2004	By:	/s/Terence W. Tsang

Terence W. Tsang
Executive VP, COO & CFO

EXHIBIT INDEX

Exhibit No.	Description
99.1	Ashworth, Inc. press release dated July 7, 2004 announcing its acquisition of Gekko Brands, LLC.